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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to incorporation by reference in the prospectus included in Form S-8 Registration Statement (No. 33-63903) of our report, which includes an explanatory paragraph on the change in practice of reporting certain majority-owned subsidiaries from a fiscal year ending November 30 to a calendar year ending December 31 and the change in method of accounting for other postemployment benefits, dated February 21, 1996, on our audits of the consolidated financial statements and financial statement schedules of Pharmacia & Upjohn, Inc. and its subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 included and incorporated by reference into this Form 10-K for the fiscal year ended December 31, 1995 of Pharmacia & Upjohn, Inc.





COOPERS & LYBRAND L.L.P.                        KPMG PEAT MARWICK LLP


Chicago, Illinois
March 29, 1996